Exhibit 99.1

                            News

For Immediate Release

CNO Financial Group Reports Fourth Quarter and Full Year 2021 Results
Strong fourth quarter and full year results; double-digit EPS growth; record 2021 share repurchases

Carmel, Ind., February 8, 2022 - CNO Financial Group, Inc. (NYSE: CNO) today announced that for the quarter ended December 31, 2021, net income was $115.8 million, or $0.93 per diluted share, compared to net income of $111.8 million, or $0.80 per diluted share, in 4Q20. Net operating income (1) in 4Q21 was $108.5 million, or $0.87 per diluted share, compared to $86.0 million, or $0.61 per diluted share, in 4Q20.
Net income for the year ended December 31, 2021 was $441.0 million, or $3.36 per diluted share, compared to $301.8 million, or $2.11 per diluted share, in 2020. Net operating income (1) for the year ended December 31, 2021 was $365.6 million, or $2.79 per diluted share, compared to $362.3 million, or $2.53 per diluted share, in 2020.
"Solid fourth quarter results capped off another strong year, demonstrating CNO's continued agility navigating the pandemic and the successful execution of our strategic priorities," said Gary C. Bhojwani, chief executive officer. "While visibility into COVID's ongoing impact on our business remains unclear, the dedication of our associates and agents and the strength of our model will enable us to continue to drive value for all of the constituents we serve."
Full Year 2021 Highlights
•Earnings per diluted share of $3.36, up 59% compared to 2020
•Operating (1) EPS of $2.79, up 10% from 2020
•Total new annualized premiums (NAP) (4) up 9% from 2020
•Direct-to-consumer life insurance NAP (4) up 16% from 2020, exceeding $100 million for first time, up 40% from 2019
•Annuity collected premiums up 20% from 2020
•Returned $468.1 million to shareholders in the form of share repurchases (a record $402.4 million) and dividends ($65.7 million)
•Return on equity (ROE) of 8.5%; operating ROE, as adjusted (6), of 12.1%
Fourth Quarter 2021 Highlights
•Earnings per diluted share of $0.93 in 4Q21, up 16% compared to 4Q20
•Operating (1) EPS of $0.87 in 4Q21, up 43% compared to 4Q20
•Total NAP (4) up 2% from 4Q20
•Direct-to-consumer life insurance NAP (4) up 21% from 4Q20
•Annuity collected premiums up 15% from 4Q20
•Returned $115.7 million to shareholders in the form of share repurchases ($100.0 million) and dividends ($15.7 million); reduced weighted average share count by 11% since 4Q20
•Book value per share was $43.69, up 8% from 4Q20; book value per diluted share, excluding accumulated other comprehensive income (2), was $26.86, up 12% from 4Q20

FINANCIAL SUMMARY
Quarter End
(Amounts in millions, except per share data)
(Unaudited)

Net operating income, a non-GAAP(a) financial measure, is used consistently by CNO’s management to evaluate the operating performance of the Company and is a measure commonly used in the life insurance industry. It differs from net income primarily because it excludes certain non-operating items such as net investment gains (losses), changes in fair values of embedded derivatives and the liability for a deferred compensation plan, and certain significant and unusual items included in net income. Management believes an analysis of net operating income is important in understanding the profitability and operating trends of the Company’s business. Net income is the most directly comparable GAAP measure.

	Per diluted share
	Quarter ended			Quarter ended
	December 31,			December 31,
	2021	2020	% change	2021	2020	% change

Income from insurance products (b)	$0.89	$0.48	85	$110.5	$67.9	63
Fee income	0.02	0.02	—	2.9	2.9	—
Investment income not allocated to product lines (c)	0.34	0.41	(17)	42.8	57.8	(26)
Expenses not allocated to product lines	(0.14)	(0.12)	17	(17.4)	(17.8)	(2)
Operating earnings before taxes	1.11	0.79		138.8	110.8
Income tax expense on operating income	(0.24)	(0.18)	33	(30.3)	(24.8)	22
Net operating income (1)	0.87	0.61	43	108.5	86.0	26
Net realized investment gains from sales, impairments and change in allowance for credit losses (net of related amortization)	0.04	0.09		4.7	12.6
Net change in market value of investments recognized in earnings	(0.10)	0.04		(12.1)	6.0
Fair value changes in embedded derivative liabilities (net of related amortization)	0.15	0.12		19.1	16.3
Other	(0.02)	(0.01)		(2.4)	(2.2)
Non-operating income before taxes	0.07	0.24		9.3	32.7
Income tax expense on non-operating income	(0.01)	(0.05)		(2.0)	(6.9)
Net non-operating income	0.06	0.19		7.3	25.8
Net income	$0.93	$0.80		$115.8	$111.8

Weighted average diluted shares outstanding	125.0	140.4

FINANCIAL SUMMARY
Year End
(Amounts in millions, except per share data)
(Unaudited)

	Per diluted share
	Year ended			Year ended
	December 31,			December 31,
	2021	2020	% change	2021	2020	% change

Income from insurance products (b)	$2.65	$2.54	4	$347.2	$363.8	(5)
Fee income	0.15	0.11	36	19.4	16.7	16
Investment income not allocated to product lines (c)	1.41	1.17	21	184.5	167.1	10
Expenses not allocated to product lines	(0.62)	(0.58)	7	(80.5)	(83.8)	(4)
Operating earnings before taxes	3.59	3.24		470.6	463.8
Income tax expense on operating income	(0.80)	(0.71)	13	(105.0)	(101.5)	3
Net operating income (1)	2.79	2.53	10	365.6	362.3	1
Net realized investment gains (losses) from sales, impairments and change in allowance for credit losses (net of related amortization)	0.27	(0.22)		34.8	(31.1)
Net change in market value of investments recognized in earnings	(0.13)	(0.02)		(17.4)	(2.7)
Fair value changes in embedded derivative liabilities (net of related amortization)	0.51	(0.55)		67.2	(79.1)
Other	0.09	(0.04)		12.5	(6.6)
Non-operating income (loss) before taxes	0.74	(0.83)		97.1	(119.5)
Income tax (expense) benefit on non-operating income	(0.17)	0.17		(21.7)	25.0
Valuation allowance for deferred tax assets and other tax items	—	0.24		—	34.0
Net non-operating income (loss)	0.57	(0.42)		75.4	(60.5)
Net income	$3.36	$2.11		$441.0	$301.8

Weighted average diluted shares outstanding	131.1	143.2

(a)    GAAP is defined as accounting principles generally accepted in the United States of America.
(b)    Income from insurance products is the sum of the insurance margins of the annuity, health and life segments, less allocated insurance administrative expenses. It excludes the fee income segment, excess investment income, parent company expenses and income taxes. Insurance margin is management’s measure of the profitability of its annuity, health and life segments’ performance and consists of premiums plus allocated investment income less insurance policy benefits, interest credited, commissions, advertising expense and amortization of acquisition costs.
(c)    Investment income not allocated to product lines is defined as net investment income less: (i) equity returns credited to policyholder account balances; (ii) the investment income allocated to our product lines; (iii) interest expense on notes payable and investment borrowings; and (iv) certain expenses related to benefit plans that are offset by special-purpose investment income.

FINANCIAL SUMMARY (continued)
Management vs. GAAP Measures
(Dollars in millions, except per share data)
(Unaudited)

Shareholders’ equity, excluding accumulated other comprehensive income, and book value per share, excluding accumulated other comprehensive income, are non-GAAP measures that are utilized by management to view the business without the effect of accumulated other comprehensive income which is primarily attributable to fluctuations in interest rates associated with fixed maturities, available for sale. Management views the business in this manner because the Company has the ability and generally, the intent, to hold investments to maturity and meaningful trends can be more easily identified without the fluctuations. In addition, shareholders' equity excludes net operating loss carryforwards in our non-GAAP return on equity measures as such assets are not discounted and, accordingly, will not provide a return to shareholders until after it is realized as a reduction to taxes that would otherwise be paid. Management believes that excluding this value from the equity component of this measure enhances the understanding of the effect these non-discounted assets have on operating returns.
______________________________________________________________________________________________________

	Quarter ended
	December 31,
	2021	2020

Trailing twelve months return on equity (a)	8.5%	6.5%
Trailing twelve months operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) (6)	12.1%	12.9%
Trailing twelve months operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) (6)	11.8%	12.0%

Shareholders’ equity	$5,259.7	$5,484.2
Accumulated other comprehensive income	(1,947.1)	(2,186.1)

Shareholders’ equity, excluding accumulated other comprehensive income	3,312.6	3,298.1
Net operating loss carryforwards	(243.7)	(341.9)
Shareholders' equity, excluding accumulated other comprehensive income and net operating loss carryforwards	$3,068.9	$2,956.2

Book value per diluted share	$42.65	$39.82
Accumulated other comprehensive income	(15.79)	(15.87)

Book value per diluted share, excluding accumulated other comprehensive income (a non-GAAP financial measure) (2)	$26.86	$23.95

(a) Calculated using average shareholders’ equity for the measurement period.

INSURANCE OPERATIONS

Annuity products accounted for 37 percent of the Company’s margin for the quarter.

Annuity premiums collected increased 15 percent and annuity account values increased 7 percent in 4Q21 compared to 4Q20.

Health products accounted for 51 percent of the Company’s insurance margin for the quarter and 66 percent of insurance policy income.

Life products accounted for 12 percent of the Company’s insurance margin for the quarter and 33 percent of insurance policy income.

Sales of health products were down 3 percent and sales of life products were up 7 percent in 4Q21 compared to 4Q20.

ANNUITY COLLECTED PREMIUMS
(Dollars in millions)
(Unaudited)

	Quarter ended December 31,
	2021	2020	% change
Annuity collected premiums	$397.4	$345.0	15

INSURANCE POLICY INCOME
(Dollars in millions)
(Unaudited)

	Quarter ended December 31,
	2021	2020	% change
Annuity	$4.1	$4.4	(7)
Health	415.2	422.6	(2)
Life	210.6	202.0	4
Total insurance policy income	$629.9	$629.0	—

SALES MEASURED AS NEW ANNUALIZED PREMIUMS FOR
LIFE AND HEALTH PRODUCTS
(Dollars in millions)
(Unaudited)

	Quarter ended December 31,
	2021	2020	% change
Health	$47.7	$49.1	(3)
Life	39.8	37.1	7
Total new annualized premiums (4)	$87.5	$86.2	2

INSURANCE MARGIN
(Amounts in millions, except per share data)
(Unaudited)

Insurance margin is management’s measure of profitability of its annuity, health and life segments’ performance and consists of premiums plus allocated investment income less insurance policy benefits, interest credited, commissions, advertising expense and amortization of acquisition costs. Income from insurance products is the sum of the insurance margins of the annuity, health and life segments, less allocated insurance administrative expenses. It excludes the fee income segment, investment income not allocated to product lines, expenses not allocated to product lines and income taxes. Management believes this information helps provide a better understanding of the business and a more meaningful analysis of our operations. Insurance income, a non-GAAP measure, is a component of net operating income, which is reconciled to net income in the Financial Summary section above.

	Quarter ended
	December 31, 2021	% of insurance policy income	December 31, 2020	% of insurance policy income	% change
Margin
Annuity interest margin	$93.9		$68.1		38
Life insurance interest margin	1.3		0.4		225
Total interest-sensitive margin	95.2		68.5		39
Insurance margin
Health	129.5	31	125.2	30	3
Life (a)	29.1	14	36.9	18	(21)
Total other insurance margin	158.6	25	162.1	26	(2)

Total insurance margin	253.8		230.6

Allocated expenses	(143.3)		(162.7)
Income from insurance products	$110.5		$67.9

Per diluted share	$0.89		$0.48
Weighted average diluted shares	125.0		140.4

(a)    Net of $21.8 million and $15.6 million of non-deferred television advertising expense related to our direct distribution channel in the 2021 and 2020 periods, respectively.

Total allocated expenses were $143.3 million, down 12 percent from the year-ago quarter.

Total insurance margins were favorably impacted by $25.9 million and $11.8 million in the quarters ended December 31, 2021 and 2020, respectively, due to adjustments arising from our comprehensive annual actuarial review of assumptions. See pages 19 and 21 for summaries of the impacts of significant items.

In addition, total insurance margins were favorably impacted by approximately $16 million and $19 million in the quarters ended December 31, 2021 and 2020, respectively, due to the estimated impacts of COVID-19.

ANNUITY RESULTS BY PRODUCT TYPE
(Dollars in millions)
(Unaudited)

Annuity margin
	Quarter ended
	December 31,
	2021	2020
Fixed index annuities	$77.4	$58.1
Fixed interest annuities	10.1	8.5
Other annuities	6.4	1.5
Total	$93.9	$68.1

Annuity collected premiums
	Quarter ended
	December 31,
	2021	2020
Annuity collected premiums	$397.4	$345.0

Average net insurance liabilities (5)
	Quarter ended
	December 31,
	2021	2020
Fixed index annuities	$8,096.7	$7,342.1
Fixed interest annuities	1,813.3	2,000.1
Other annuities	495.8	517.9
Total	$10,405.8	$9,860.1

Margin/average net insurance liabilities (a)
	Quarter ended
	December 31,
	2021	2020
Fixed index annuities	3.82%	3.17%
Fixed interest annuities	2.23%	1.70%
Other annuities	5.16%	1.16%
Total	3.61%	2.76%

(a)    Defined as annualized quarterly annuity margin divided by average net insurance liabilities (5).

Total annuity margins were favorably impacted by $26.9 million and $16.1 million in the quarters ended December 31, 2021 and 2020, respectively, due to adjustments arising from our comprehensive annual actuarial review of assumptions. See pages 19 and 21 for summaries of the impacts of significant items.

In addition, total annuity margins were favorably (unfavorably) impacted by approximately $1 million and $(1) million in the quarters ended December 31, 2021 and 2020, respectively, due to the estimated impacts of COVID-19.

HEALTH INSURANCE RESULTS BY PRODUCT TYPE
(Dollars in millions)
(Unaudited)

Health margin
	Quarter ended
	December 31,
	2021		2020
	Amount	% of insurance policy income	Amount	% of insurance policy income	% change
Supplemental health and other health	$54.0	31	$53.0	31	2
Medicare supplement	42.8	24	43.3	23	(1)
Long-term care	32.7	49	28.9	44	13
Total	$129.5	31	$125.2	30	3

Health insurance policy income
	Quarter ended
	December 31,
	2021	2020	% change
Supplemental health and other health	$172.8	$170.6	1
Medicare supplement	176.0	186.0	(5)
Long-term care	66.4	66.0	1
Total	$415.2	$422.6	(2)

Health NAP (4)
	Quarter ended
	December 31,
	2021	2020	% change
Supplemental health and other health	$28.1	$29.7	(5)
Medicare supplement	9.1	12.2	(25)
Long-term care	10.5	7.2	46
Total	$47.7	$49.1	(3)

Total health margins were favorably impacted by approximately $35 million in each of the quarters ended December 31, 2021 and 2020, due to the estimated impacts of COVID-19.

LIFE INSURANCE RESULTS BY PRODUCT TYPE
(Dollars in millions)
(Unaudited)

Life margin
	Quarter ended
	December 31,
	2021		2020
	Amount	% of insurance policy income	Amount	% of insurance policy income	% change
Life insurance interest margin	$1.3		$0.4		225
Life insurance margin:
Traditional life	15.7	9	26.8	17	(41)
Interest sensitive life	13.4	31	10.1	25	33
Subtotal	29.1	14	36.9	18	(21)
Total margin	$30.4		$37.3		(18)

Life insurance policy income
	Quarter ended
	December 31,
	2021	2020	% change
Traditional life	$168.0	$161.6	4
Interest sensitive life	42.6	40.4	5
Total	$210.6	$202.0	4

Life NAP (4)
	Quarter ended
	December 31,
	2021	2020	% change
Traditional life	$31.2	$29.8	5
Interest sensitive life	8.6	7.3	18
Total	$39.8	$37.1	7

Average net insurance liabilities (5) and interest margin
	Quarter ended
	December 31,
	2021	2020	% change
Interest sensitive life products	$996.9	$939.9	6
Interest margin/average net insurance liabilities (5)	0.52%	0.17%	206

Total life margins were unfavorably impacted by $1.0 million and $4.3 million in the quarters ended December 31, 2021 and 2020, respectively, due to adjustments arising from our comprehensive annual actuarial review of assumptions. See pages 19 and 21 for summaries of the impact of significant items.

In addition, total life margins were unfavorably impacted by approximately $20 million and $15 million in the quarters ended December 31, 2021 and 2020, respectively, due to the estimated impacts of COVID-19.

QUARTERLY AVERAGE EXCLUSIVE PRODUCING AGENTS

	Average Exclusive Producing Agent Count
	Quarter ended
	December 31,		%
	2021	2020	change
Consumer
Field agents (a) (c)	4,008	4,539	(12)
Tele-sales agents	220	257	(14)
Total agents	4,228	4,796	(12)
Registered agents (b) (c)	655	641	2
Worksite (a) (c)	227	255	(11)
____________________
(a) Producing agents represent the monthly average of exclusive agents that have submitted at least one policy in the month.
(b) Registered agents are dually licensed as insurance agents and financial representatives who can buy and sell securities for clients, and/or investment advisors who can provide ongoing investment advice for clients.
(c) Agent counts represent the average of the last 3 months.

INVESTMENTS
INVESTMENT INCOME NOT ALLOCATED TO PRODUCT LINES
(Dollars in millions, except per share data)

Management uses investment income not allocated to product lines as the measure to evaluate the performance of the investment segment. It is defined as net investment income less the investment income allocated to our product segments and interest expense on debt. We also view investment income not allocated to product lines per diluted share as an important and useful measure to evaluate performance of the investment segment as it takes into consideration our share repurchase program.

	Quarter ended December 31,
	2021	2020	% change
Net investment income	$395.1	$390.6	1
Allocated to product lines:
Annuity	(116.3)	(115.5)	1
Health	(72.4)	(70.9)	2
Life	(36.4)	(35.4)	3
Equity returns credited to policyholder account balances	(94.0)	(77.6)	21
Amounts allocated to product lines and credited to policyholder account balances	(319.1)	(299.4)	7
Amount related to variable interest entities and other non-operating items	(7.6)	(8.2)	(7)
Interest expense on corporate debt	(15.7)	(14.4)	9
Interest expense on investment borrowings from the Federal Home Loan Bank program	(2.3)	(2.9)	(21)
Expenses related to funding agreement-backed note program	(2.3)	—	n/m
Less amounts credited to deferred compensation plans (offsetting investment income)	(5.3)	(7.9)	(33)
Total adjustments	(33.2)	(33.4)
Investment income not allocated to product lines	$42.8	$57.8	(26)

Per diluted share	$0.34	$0.41

INVESTMENT PORTFOLIO
(Dollars in millions)

The composition of the investment portfolio at December 31, 2021 is as follows:

	$	% of total
Fixed maturities, available for sale, at fair value	$24,805.4	86
Equity securities at fair value	131.1	1
Mortgage loans	1,218.6	4
Policy loans	120.2	—
Trading securities	227.2	1
Investments held by variable interest entities	1,199.6	4
Other invested assets	1,224.0	4
Total investment portfolio	$28,926.1	100

Fixed maturities, available for sale, at amortized cost by asset class as of December 31, 2021 are as follows:

	Investment grade	Below investment grade		Total
Corporate securities	$12,384.0	$811.4		$13,195.4
United States Treasury securities and obligations of the United States government and agencies	166.2	—		166.2
States and political subdivisions	2,637.4	11.6		2,649.0
Foreign governments	85.4	—		85.4
Asset-backed securities	983.1	145.9		1,129.0
Agency residential mortgage-backed securities	36.7	—		36.7
Non-agency residential mortgage-backed securities	1,141.0	729.4	(a)	1,870.4
Collateralized loan obligations	574.2	13.1		587.3
Commercial mortgage-backed securities	2,064.6	83.6		2,148.2

Total	$20,072.6	$1,795.0		$21,867.6

____________________
(a)     Certain structured securities rated below investment grade by Nationally Recognized Statistical Rating Organizations may be assigned a NAIC 1 or NAIC 2 designation based on the cost basis of the security relative to estimated recoverable amounts as determined by the National Association of Insurance Commissioners (NAIC).

The fair value of CNO’s available for sale fixed maturity portfolio was $24.8 billion compared with an amortized cost of $21.9 billion. Net unrealized gains were comprised of gross unrealized gains of $3.0 billion and gross unrealized losses of $41 million. The allowance for credit losses was $7.6 million at December 31, 2021.

At both amortized cost and fair value, 92 percent of fixed maturities, available for sale, were rated “investment grade.”

Non-Operating Items
Net investment gains in 4Q21 were $4.7 million (net of related amortization) including the unfavorable change in the allowance for credit losses of $1.7 million which was recorded in earnings. Net investment gains in 4Q20 were $12.6 million (net of related amortization) including the favorable change in the allowance for credit losses of $12.9 million which was recorded in earnings.

During 4Q21 and 4Q20, we recognized an increase (decrease) in earnings of $(12.1) million and $6.0 million, respectively, due to the net change in market value of investments recognized in earnings.

During 4Q21 and 4Q20, we recognized an increase in earnings of $19.1 million and $16.3 million, respectively, resulting from changes in the estimated fair value of embedded derivative liabilities related to our fixed index annuities, net of related amortization. Such amounts include the impacts of changes in market interest rates used to determine the derivative's estimated fair value.

In 4Q21 and 4Q20, other non-operating items included a decrease in earnings of $4.3 million and $3.1 million, respectively, for the mark-to-market change in the agent deferred compensation plan liability which was impacted by changes in the underlying actuarial assumptions used to value the liability. We recognize the mark-to-market change in the estimated value of this liability through earnings as assumptions change.

Statutory (based on non-GAAP measures) and GAAP Capital Information
Our consolidated statutory risk-based capital ratio was estimated at 386% at December 31, 2021, reflecting estimated 4Q21 statutory operating income of $88 million (and $289 million during 2021) and the payment of insurance company dividends to the holding company of $328.3 million during 2021 (none of which was paid in 4Q21).

During the fourth quarter of 2021, we repurchased $100.0 million of common stock under our securities repurchase program. We repurchased 4.1 million common shares at an average cost of $24.69 per share. As of December 31, 2021, we had 120.4 million shares outstanding and had authority to repurchase up to an additional $366.9 million of our common stock. During 4Q21, dividends paid on common stock totaled $15.7 million.

Unrestricted cash and investments held by our holding company were $249 million at December 31, 2021, compared to $388 million at December 31, 2020.

Book value per common share was $43.69 at December 31, 2021 compared to $40.54 at December 31, 2020. Book value per diluted share, excluding accumulated other comprehensive income (2), was $26.86 at December 31, 2021, compared to $23.95 at December 31, 2020.

The debt-to-capital ratio was 17.8 percent and 17.2 percent at December 31, 2021 and 2020, respectively. Our debt-to-total capital ratio, excluding accumulated other comprehensive income (3) was 25.6 percent at both December 31, 2021 and 2020.

Return on equity for the years ended December 31, 2021 and 2020, was 8.5% and 6.5%, respectively. Operating return, excluding significant items, on equity, excluding accumulated other comprehensive income and net operating loss carryforwards (6) for the years ended December 31, 2021 and 2020, was 11.8% and 12.0%, respectively.

In this news release, CNO includes non-GAAP measures to enhance investors’ understanding of management’s view of the business. The non-GAAP measures are not a substitute for GAAP, but rather a supplement to increase transparency by providing broader perspective. CNO’s definitions of non-GAAP measures may differ from other companies’ definitions. More detailed information including various GAAP and non-GAAP measurements are located at CNOinc.com in the Investors section under SEC Filings.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS:

This press release may contain forward-looking statements within the meaning of federal securities laws. These prospective statements reflect management’s current expectations, but are not guarantees of future performance. Accordingly, please refer to CNO’s cautionary statement regarding forward-looking statements, and the business environment in which the Company operates, contained in the Company’s Form 10-K for the year ended December 31, 2020 and any subsequent Form 10-Q or Form 10-K on file with the Securities and Exchange Commission and on the Company’s website at CNOinc.com in the Investors section.  CNO specifically disclaims any obligation to update or revise any forward-looking statement because of new information, future developments or otherwise.

EARNINGS RELEASE CONFERENCE CALL WEBCAST:

The Company will host a conference call to discuss results on February 9, 2022 at 11:00 a.m. Eastern Time. During the call, we will be referring to a presentation that will be available at the Investors section of the company's website.

To participate by dial-in, please register at http://www.directeventreg.com/registration/event/7844578. Upon registering, you will be provided with call details and a registrant ID used to track attendance on the conference call. Reminders will also be sent to registered participants via email.

For those investors who prefer to listen to the call online, we will be broadcasting the call live via webcast. The event can be accessed through the Investors section of the company's website: ir.CNOinc.com. Participants should go to the website at least 15 minutes before the event to register and download any necessary audio software.

ABOUT CNO FINANCIAL GROUP

CNO Financial Group, Inc. (NYSE: CNO) secures the future of middle-income America. CNO provides life and health insurance, annuities, financial services, and workforce benefits solutions through our family of brands, including Bankers Life, Colonial Penn and Washington National. Our customers work hard to save for the future, and we help protect their health, income and retirement needs with 3.2 million policies and $36 billion in total assets. Our 3,400 associates, 4,500 exclusive agents and 4,000 independent partner agents guide individuals, families and businesses through a lifetime of financial decisions. For more information, visit CNOinc.com.

CNO FINANCIAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(Dollars in millions)
(unaudited)

	December 31, 2021	December 31, 2020
ASSETS
Investments:
Fixed maturities, available for sale, at fair value (net of allowance for credit losses: 2021 - $7.6 and 2020 - $2.2; amortized cost: 2021 - $21,867.6 and 2020 - $19,921.1)	$24,805.4	$23,383.6
Equity securities at fair value	131.1	151.2
Mortgage loans (net of allowance for credit losses: 2021 - $5.6 and 2020 - $11.8)	1,218.6	1,358.7
Policy loans	120.2	123.0
Trading securities	227.2	232.0
Investments held by variable interest entities (net of allowance for credit losses: 2021 - $3.7 and 2020 - $15.1; amortized cost: 2021 - $1,206.8 and 2020 - $1,211.3)	1,199.6	1,189.4
Other invested assets	1,224.0	1,146.4
Total investments	28,926.1	27,584.3
Cash and cash equivalents - unrestricted	632.1	937.8
Cash and cash equivalents held by variable interest entities	99.6	54.1
Accrued investment income	216.4	205.8
Present value of future profits	222.6	249.4
Deferred acquisition costs	1,112.0	1,027.8
Reinsurance receivables (net of allowance for credit losses: 2021 - $3.0 and 2020 - $4.0)	4,354.3	4,584.3
Income tax assets, net	118.3	199.4
Assets held in separate accounts	3.9	4.2
Other assets	519.1	492.8
Total assets	$36,204.4	$35,339.9
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Liabilities for insurance products:
Policyholder account liabilities	$13,689.7	$12,540.6
Future policy benefits	11,670.7	11,744.2
Liability for policy and contract claims	501.8	561.8
Unearned and advanced premiums	246.7	252.6
Liabilities related to separate accounts	3.9	4.2
Other liabilities	830.9	821.8
Investment borrowings	1,715.8	1,642.5
Borrowings related to variable interest entities	1,147.9	1,151.8
Notes payable – direct corporate obligations	1,137.3	1,136.2
Total liabilities	30,944.7	29,855.7
Commitments and Contingencies
Shareholders' equity:
Common stock ($0.01 par value, 8,000,000,000 shares authorized, shares issued and outstanding: 2021 - 120,377,152 and 2020 - 135,279,119)	1.2	1.3
Additional paid-in capital	2,184.2	2,544.5
Accumulated other comprehensive income	1,947.1	2,186.1
Retained earnings	1,127.2	752.3
Total shareholders' equity	5,259.7	5,484.2
Total liabilities and shareholders' equity	$36,204.4	$35,339.9

CNO FINANCIAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(Dollars in millions, except per share data)
(unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenues:
Insurance policy income	$629.9	$629.0	$2,523.4	$2,511.3
Net investment income:
General account assets	285.9	290.1	1,140.2	1,079.0
Policyholder and other special-purpose portfolios	109.2	100.5	280.5	143.5
Investment gains (losses):
Net investment gains (losses)	(5.4)	6.3	6.9	(17.7)
Change in allowance for credit losses and other-than-temporary impairment losses	(1.7)	12.9	12.2	(18.5)
Total investment gains (losses)	(7.1)	19.2	19.1	(36.2)
Fee revenue and other income	56.9	37.4	159.0	123.5
Total revenues	1,074.8	1,076.2	4,122.2	3,821.1
Benefits and expenses:
Insurance policy benefits	549.4	566.1	2,190.7	2,157.9
Interest expense	23.6	23.3	95.4	108.8
Amortization	80.9	75.9	281.1	268.1
Other operating costs and expenses	272.8	267.4	987.3	942.0
Total benefits and expenses	926.7	932.7	3,554.5	3,476.8
Income before income taxes	148.1	143.5	567.7	344.3
Income tax expense (benefit):
Tax expense on period income	32.3	31.7	126.7	76.5
Valuation allowance for deferred tax assets and other tax items	—	—	—	(34.0)
Net income	$115.8	$111.8	$441.0	$301.8
Earnings per common share:
Basic:
Weighted average shares outstanding	122,017,000	138,232,000	128,400,000	142,096,000
Net income	$.95	$.81	$3.43	$2.12
Diluted:
Weighted average shares outstanding	125,020,000	140,387,000	131,126,000	143,164,000
Net income	$.93	$.80	$3.36	$2.11

NOTES
(1)Management believes that an analysis of Net income applicable to common stock before: (i) net realized investment gains or losses from sales, impairments and the change in allowance for credit losses, net of related amortization and taxes; (ii) net change in market value of investments recognized in earnings, net of taxes; (iii) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, net of related amortization and taxes; (iv) fair value changes related to the agent deferred compensation plan, net of taxes; (v) loss on extinguishment of debt, net of taxes; (vi) changes in the valuation allowance for deferred tax assets and other tax items; and (viii) other non-operating items consisting primarily of earnings attributable to variable interest entities, net of taxes ("Net operating income," a non-GAAP financial measure) is important to evaluate the financial performance of the company, and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the company's underlying fundamentals. A reconciliation of Net operating income to Net income applicable to common stock is provided in the tables on pages 2 and 3. Additional information concerning this non-GAAP measure is included in our periodic filings with the Securities and Exchange Commission that are available in the "Investors - SEC Filings" section of CNO's website, CNOinc.com.
(2)Book value per diluted share reflects the potential dilution that could occur if outstanding stock options were exercised and restricted stock and performance units were vested. The dilution from options, restricted shares and performance units is calculated using the treasury stock method. Under this method, we assume the proceeds from the exercise of the options (or the unrecognized compensation expense with respect to restricted stock and performance units) will be used to purchase shares of our common stock at the closing market price on the last day of the period. In addition, the calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments.
(3)The calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments.
(4)Measured by new annualized premiums for life and health products, which includes 10% of single premium whole life deposits and 100% of all other premiums (excluding annuities). Sales of third-party products are excluded.
(5)Net insurance liabilities are equal to total insurance liabilities less: (i) amounts related to reinsured business; (ii) deferred acquisition costs; (iii) present value of future profits; and (iv) the value of unexpired options credited to insurance liabilities.
(6)The following summarizes the calculations of: (i) operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); (ii) operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); and (iii) return on equity are as follows (dollars in millions):

	Year ended
	4Q21	4Q20
Net operating income	$365.6	$362.3

Net operating income, excluding significant items	$357.3	$338.2

Net income	$441.0	$301.8

Average common equity, excluding accumulated other
comprehensive income (loss) and net operating loss
carryforwards (a non-GAAP financial measure)	$3,026.0	$2,812.4

Average common shareholders' equity	$5,197.4	$4,665.4

Operating return on equity, excluding accumulated other
comprehensive income (loss) and net operating loss
carryforwards (a non-GAAP financial measure)	12.1%	12.9%

Operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net
operating loss carryforwards (a non-GAAP financial measure)	11.8%	12.0%

Return on equity	8.5%	6.5%

The following summarizes: (i) operating earnings; (ii) significant items; (iii) operating earnings, excluding significant items; and (iv) net income (loss) (dollars in millions):

					Net operating
				Net operating	income,
				income,	excluding		Net
				excluding	significant		income (loss) -
	Net operating	Significant		significant	items - trailing	Net	trailing
	income	items		items (a)	four quarters	income (loss)	four quarters
1Q20	$84.3	$—		$84.3	$300.6	$(21.2)	$336.4
2Q20	79.4	(17.7)	(b)	61.7	285.9	82.0	380.8
3Q20	112.6	—		112.6	329.3	129.2	468.0
4Q20	86.0	(6.4)	(c)	79.6	338.2	111.8	301.8
1Q21	75.2	6.1	(d)	81.3	335.2	147.4	470.4
2Q21	89.1	3.5	(e)	92.6	366.1	78.0	466.4
3Q21	92.8	2.3	(f)	95.1	348.6	99.8	437.0
4Q21	108.5	(20.2)	(g)	88.3	357.3	115.8	441.0

(a) See note (7) for additional information.

(b) Comprised of: (i) $45.9 million of net favorable adjustments arising from our review of actuarial assumptions; (ii) $23.5 million unfavorable impact related to regulatory matters; and (iii) an increase in tax expense of $4.7 million.

(c) Comprised of: (i) $11.8 million of net favorable adjustments arising from our review of actuarial assumptions; (ii) $3.7 million unfavorable impact related to asset impairments; and (iii) an increase in tax expense of $1.7 million.

(d) Comprised of: (i) $5.3 million from legal and regulatory matters; (ii) $2.5 million of transaction expenses related to the previously announced acquisition of DirectPath, LLC; and (iii) a decrease in tax expense of $1.7 million.

(e) Comprised of: (i) $4.5 million from legal and regulatory matters; and (ii) a decrease in tax expense of $1.0 million.

(f) Comprised of: (i) $3.0 million from legal and regulatory matters; and (ii) a decrease in tax expense of $.7 million.

(g) Comprised of: (i) $25.9 million of net favorable adjustments arising from our review of actuarial assumptions; and (ii) an increase in tax expense of $5.7 million.

A reconciliation of pre-tax operating earnings (a non-GAAP financial measure) to net income is as follows (dollars in millions):

	Year ended
	4Q21	4Q20
Pre-tax operating earnings (a non-GAAP financial measure)	$470.6	$463.8
Income tax expense	(105.0)	(101.5)
Net operating income	365.6	362.3
Non-operating items:
Net realized investment gains (losses) from sales, impairments and change in allowance for credit losses, net of related amortization	34.8	(31.1)
Net change in market value of investments recognized in earnings	(17.4)	(2.7)
Fair value changes in embedded derivative liabilities, net of related amortization	67.2	(79.1)
Fair value changes related to the agent deferred compensation plan	8.9	(16.3)
Other	3.6	9.7
Non-operating income (loss) before taxes	97.1	(119.5)
Income tax (expense) benefit:
On non-operating income (loss)	(21.7)	25.0
Valuation allowance for deferred tax assets and other tax items	—	34.0
Net non-operating income (loss)	75.4	(60.5)
Net income	$441.0	$301.8

A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions):

				4Q19
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards
(a non-GAAP financial measure)				$2,761.9
Net operating loss carryforwards				542.6
Accumulated other comprehensive income				1,372.5
Common shareholders' equity				$4,677.0

	1Q20	2Q20	3Q20	4Q20
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards
(a non-GAAP financial measure)	$2,701.2	$2,784.2	$2,905.1	$2,956.2
Net operating loss carryforwards	469.4	426.8	377.2	341.9
Accumulated other comprehensive income	595.2	1,520.2	1,801.6	2,186.1
Common shareholders' equity	$3,765.8	$4,731.2	$5,083.9	$5,484.2

	1Q21	2Q21	3Q21	4Q21
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards
(a non-GAAP financial measure)	$3,019.5	$3,035.6	$3,036.3	$3,068.9
Net operating loss carryforwards	323.1	292.9	266.9	243.7
Accumulated other comprehensive income	1,518.1	1,995.5	1,929.7	1,947.1
Common shareholders' equity	$4,860.7	$5,324.0	$5,232.9	$5,259.7

A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions):

	Trailing four quarter average
	4Q21	4Q20
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards
(a non-GAAP financial measure)	$3,026.0	$2,812.4
Net operating loss carryforwards	293.9	428.9
Accumulated other comprehensive income	1,877.5	1,424.1
Common shareholders' equity	$5,197.4	$4,665.4

(7)    The tables below summarize the financial impact of significant items on our net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions, except per share data).

	Three months ended
	December 31, 2021
	Actual results	Significant items		Excluding significant items
Insurance product margin
Annuity margin	$93.9	$(26.9)	(a)	$67.0
Health margin	129.5	—		129.5
Life margin	30.4	1.0	(a)	31.4
Total insurance product margin	253.8	(25.9)		227.9
Allocated expenses	(143.3)	—		(143.3)
Income from insurance products	110.5	(25.9)		84.6
Fee income	2.9	—		2.9
Investment income not allocated to product lines	42.8	—		42.8
Expenses not allocated to product lines	(17.4)	—		(17.4)
Operating earnings before taxes	138.8	(25.9)		112.9
Income tax (expense) benefit on operating income	(30.3)	5.7		(24.6)
Net operating income	$108.5	$(20.2)		$88.3

Net operating income per diluted share	$0.87	$(0.16)		$0.71
___________
(a)Adjustments arising from our comprehensive annual actuarial review of assumptions.

	Three months ended
	September 30, 2021
	Actual results	Significant items		Excluding significant items
Insurance product margin
Annuity margin	$52.5	$—		$52.5
Health margin	117.9	—		117.9
Life margin	53.2	—		53.2
Total insurance product margin	223.6	—		223.6
Allocated expenses	(140.5)	—		(140.5)
Income from insurance products	83.1	—		83.1
Fee income	2.6	—		2.6
Investment income not allocated to product lines	50.9	—		50.9
Expenses not allocated to product lines	(17.3)	3.0	(a)	(14.3)
Operating earnings before taxes	119.3	3.0		122.3
Income tax (expense) benefit on operating income	(26.5)	(0.7)		(27.2)
Net operating income	$92.8	$2.3		$95.1

Net operating income per diluted share	$0.72	$0.02		$0.74
___________
(a)Comprised of $3.0 million from legal and regulatory matters.

	Three months ended
	June 30, 2021
	Actual results	Significant items		Excluding significant items
Insurance product margin
Annuity margin	$66.0	$—		$66.0
Health margin	120.9	—		120.9
Life margin	39.7	—		39.7
Total insurance product margin	226.6	—		226.6
Allocated expenses	(141.6)	—		(141.6)
Income from insurance products	85.0	—		85.0
Fee income	6.6	—		6.6
Investment income not allocated to product lines	47.8	—		47.8
Expenses not allocated to product lines	(23.8)	4.5	(a)	(19.3)
Operating earnings before taxes	115.6	4.5		120.1
Income tax (expense) benefit on operating income	(26.5)	(1.0)		(27.5)
Net operating income	$89.1	$3.5		$92.6

Net operating income per diluted share	$0.66	$0.03		$0.69
___________
(a)Comprised of $4.5 million from legal and regulatory matters.

	Three months ended
	March 31, 2021
	Actual results	Significant items		Excluding significant items
Insurance product margin
Annuity margin	$57.9	$—		$57.9
Health margin	124.7	—		124.7
Life margin	27.1	—		27.1
Total insurance product margin	209.7	—		209.7
Allocated expenses	(141.1)	—		(141.1)
Income from insurance products	68.6	—		68.6
Fee income	7.3	—		7.3
Investment income not allocated to product lines	43.0	—		43.0
Expenses not allocated to product lines	(22.0)	7.8	(a)	(14.2)
Operating earnings before taxes	96.9	7.8		104.7
Income tax (expense) benefit on operating income	(21.7)	(1.7)		(23.4)
Net operating income	$75.2	$6.1		$81.3

Net operating income per diluted share	$0.55	$0.04		$0.59
___________
(a)Comprised of: (i) $5.3 million from legal and regulatory matters; and (ii) $2.5 million of transaction expenses related to the previously announced acquisition of DirectPath, LLC. The legal and regulatory matters primarily consist of an increase to our liability for claims and interest pursuant to the Global Resolution Agreement, as we have now processed and verified most of the claims provided by the third party auditor allowing us to more accurately estimate the ultimate liability.

	Three months ended
	December 31, 2020
	Actual results	Significant items		Excluding significant items
Insurance product margin
Annuity margin	$68.1	$(16.1)	(a)	$52.0
Health margin	125.2	—		125.2
Life margin	37.3	4.3	(a)	41.6
Total insurance product margin	230.6	(11.8)		218.8
Allocated expenses	(162.7)	—		(162.7)
Income from insurance products	67.9	(11.8)		56.1
Fee income	2.9	—		2.9
Investment income not allocated to product lines	57.8	—		57.8
Expenses not allocated to product lines	(17.8)	3.7	(b)	(14.1)
Operating earnings before taxes	110.8	(8.1)		102.7
Income tax (expense) benefit on operating income	(24.8)	1.7		(23.1)
Net operating income	$86.0	$(6.4)		$79.6

Net operating income per diluted share	$0.61	$(0.04)		$0.57
___________
(a)Adjustments arising from our comprehensive annual actuarial review of assumptions.
(b)Unfavorable impact related to asset impairments.

	Three months ended
	June 30, 2020
	Actual results	Significant items		Excluding significant items
Insurance product margin
Annuity margin	$123.8	$40.0	(a)	$72.3
		(91.5)	(a)
Health margin	95.5	—		95.5
Life margin	36.1	5.6	(a)	41.7
Total insurance product margin	255.4	(45.9)		209.5
Allocated expenses	(128.1)	—		(128.1)
Income from insurance products	127.3	(45.9)		81.4
Fee income	5.2	—		5.2
Investment income not allocated to product lines	8.2	—		8.2
Expenses not allocated to product lines	(38.5)	23.5	(b)	(15.0)
Operating earnings before taxes	102.2	(22.4)		79.8
Income tax (expense) benefit on operating income	(22.8)	4.7		(18.1)
Net operating income	$79.4	$(17.7)		$61.7

Net operating income per diluted share	$0.55	$(0.12)		$0.43
___________
(a)Given our expectation that interest rates will remain low for the long-term, we performed an actuarial unlocking exercise in the second quarter of 2020 to reflect our assumption that average new money rates will remain flat at 4 percent forever. This change and the related impacts to persistency assumptions had a $45.6 million unfavorable impact on pre-tax earnings. As part of the actuarial unlocking exercise, we also changed our assumptions related to the future option costs we incur in providing benefits on fixed index annuities which had a favorable impact on pre-tax earnings of $91.5 million. The impact of these changes in assumptions is summarized below (dollars in millions):

	Line of business
	Fixed index annuities	Fixed interest annuities	Interest- sensitive life	Total
	Favorable (unfavorable)
Impacts of an average new money rate assumption of 4 percent
Insurance policy benefits	$(5.0)	$—	$(7.4)	$(12.4)
Amortization	(25.6)	(9.4)	1.8	(33.2)
Subtotal	(30.6)	(9.4)	(5.6)	(45.6)
Impacts of changes in future option costs
Insurance policy benefits	104.8	—	—	104.8
Amortization	(13.3)	—	—	(13.3)
Subtotal	91.5	—	—	91.5
Impact on pre-tax income	$60.9	$(9.4)	$(5.6)	$45.9
This actuarial unlocking exercise did not replace our comprehensive annual review of all assumptions for our insurance products, which we completed in the fourth quarter of 2020.
(b)We increased our liability for claims and interest pursuant to the previously disclosed Global Resolution Agreement entered into in November 2018. Pursuant to this agreement, a third-party auditor is acting on behalf of 41 states and the District of Columbia for the purpose of identifying deceased insureds and contract holders where benefits are payable pursuant to unclaimed property laws. The third-party auditor has provided information that we have processed and verified allowing us to more accurately estimate the ultimate liability pursuant to this agreement.

For further information: CNO News Media, Valerie Dolenga, (312) 396-7688, Valerie.Dolenga@CNOinc.com; CNO Investor Relations, Jennifer Childe, (312) 396-7755, Jennifer.Childe@CNOinc.com